Exhibit 10.1

                          FIRST MODIFICATION AGREEMENT

      This MODIFICATION AGREEMENT ("Modification") is entered into this 7 day of December, 2004 by and among EDWARD J. LAWSON as Executive (the "Executive"), and 21st Century Holding Company (the "Company").

WITNESSETH;

      WHEREAS, pursuant to that certain Employment Agreement dated as of September 1, 1998 by and among the Executive and the Company (the "Agreement"), the Company agrees to employ and the Executive agrees to be employed; and

      WHEREAS, all terms used herein and not otherwise defined in the Agreement shall have the meaning set forth herein; and

      WHEREAS, the Executive and the Company desire to modify and amend the Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained in the Agreement, the parties hereto intending to be legally bound, hereby agree as follows:

      1. "Base Salary" as defined under the Compensation section in the Agreement is hereby amended in its entirety to read as follows:

                  Effective October 18, 2004, the Executive shall receive a base salary at the annual rate of $117,000, subject to adjustment in accordance with this Paragraph 2.1 (the "Base Salary"). The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Commencing on the first anniversary of the Commencement Date, and each anniversary of the Commencement Date thereafter during the Term, the Base Salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index (All Items Less Shelter), Urban Wage Earners and Clerical Workers, for the Miami, Florida area published by the United States Government (the "Index") for the immediately preceding calendar year exceeds such index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national periodical that does compute and publish such statistics.

      2. "Automobile Allowance" as defined under the Compensation section of the Agreement is hereby amended in its entirety to read as follows:

                  Effective January 1, 2005 and throughout the Term of this Agreement, the Company will pay Executive an automobile allowance in the amount of $1,125.00 per month. Such automobile allowance shall be for no more than one automobile and shall include all expenses related thereto, including, without limitation, lease expenses, maintenance and insurance.

      3. The principal office of the Company shall hereby be amended to 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311.

      4. Agreement Ratification. All terms, conditions and covenants of the Agreement, not otherwise modified herein, are hereby ratified and confirmed and this Modification, when executed by the parties hereto, shall become a part of the Agreement and shall have the same force and effect as if the terms and conditions hereof were originally incorporated in the Agreement prior to the execution thereof.

      IN WITNESS WHEREOF, this Modification Agreement is executed by the undersigned parties as of the day and year first set forth above.

                                        EXECUTIVE:


                                        /s/ Edward J. Lawson
                                        ----------------------------------------
                                        EDWARD J. LAWSON


                                        21ST CENTURY HOLDING COMPANY


                                        By /s/ Richard A. Widdicombe
                                          --------------------------------------
                                        Name:  RICHARD A. WIDDICOMBE
                                        Title: CHIEF EXECUTIVE OFFICER